UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2019

ZOMEDICA PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 8.01 Other Events.

On May 10, 2019, Zomedica Pharmaceuticals Corp. (the “Company”) announced its Shareholders’ Equity as of March 31, 2019 and today, the Company announced its pro-forma Shareholders’ Equity as of May 20, 2019, which incorporates the Company’s sale of Series 1 Preferred Shares under a private placement at a purchase price of $1 million per Series 1 Preferred Share for a total purchase price of $12 million. $5 million of the purchase price was paid on May 9, 2019 and 5 Series 1 Preferred Shares have been issued to the subscriber. The remaining $7 million is expected to be paid on or prior to June 7, 2019, at which time a further 7 Series 1 Preferred Shares will be issuable to the subscriber. The Company may conduct one or more additional closings of the offering at any time on or prior to June 7, 2019 for total aggregate proceeds of up to $20 million. After adjusting for the sale of the Series 1 Preferred Shares, the Company is pleased to announce Shareholders’ Equity of approximately $9,306,400 on a pro-forma basis for May 20, 2019. Subject to review by the NYSE American, the Company may be deemed back in compliance with the NYSE American’s continued listing standards.

Pro-forma Shareholders’ Equity

Zomedica Pharmaceuticals Corp. and Subsidiaries

Pro-forma Shareholders’ Equity

as of May 20, 2019

U.S. dollars

The following table sets forth the Company’s Shareholders’ Equity position as of March 31, 2019, and as adjusted on a pro-forma basis as of May 20, 2019 to reflect the issuances of Series 1 Preferred Shares and the results of operations through May 20, 2019:

	March 31, 2019		May 20, 2019
	Actual*	Adjustments	Pro-forma
SHAREHOLDERS’ (DEFICIENCY) EQUITY:
Capital stock
Authorized
Preferred shares without par value
Issued and outstanding
5 preferred shares (2018 - nil)	-	4,975,000	4,975,000
Preferred stock subscribed	-	7,000,000	7,000,000
Authorized			-
Unlimited common shares without par value			-
Issued and outstanding			-
108,038,398 common shares (2018 - 97,598,898)	38,643,728		38,643,728
Additional paid-in capital	3,427,095	-	3,427,095
Accumulated deficit	(43,950,695)	(788,728)	(44,739,423)
Total Shareholders’ Equity	(1,879,872)	11,186,272	9,306,400

* Unaudited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: May 20, 2019	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer